UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40896	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Highland Parkway, Suite 350

Downers Grove, Illinois 60515

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated Bylaws

On September 20, 2021, the Board of Directors (the “Board”) of InvenTrust Properties Corp. (“InvenTrust” or the “Company”) approved to amend and restate the bylaws of the Company effective as of, and conditioned upon, the listing of the Company’s common stock on the New York Stock Exchange (the “NYSE”). On October 12, 2021, the Company’s common stock began trading on the NYSE under the symbol “IVT” (the “NYSE Listing”). Upon the NYSE Listing, the Third Amended and Restated Bylaws (the “Amended Bylaws”) became effective and were amended to, among other things, add “proxy access,” a means for the Company’s stockholders to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. A new Section 13 of Article II of the Amended Bylaws now permits a stockholder, or group of no more than 20 stockholders, owning at least 3% or more of the Company’s outstanding common stock continuously for at least three years, to include in the Company’s annual meeting proxy materials, director nominations for the greater of two directors or 20% of the seats on the Board, provided that the stockholder or group of stockholders and the director nominee(s) satisfy the eligibility, procedural and disclosure requirements in the proxy access bylaw. The amendments to the Amended Bylaws also include certain conforming changes to the current provision governing stockholder director nominations. Stockholder nominees must be independent and stockholders will not be entitled to utilize the proxy access process for an annual meeting of stockholders if the Company receives notice through its advance notice bylaw provision set forth in Article II, Section 9 of the Amended Bylaws that a stockholder intends to nominate a director at such meeting. An eligible stockholder may also include a written statement of 500 words or less in support of the candidacy of the proposed stockholder nominee(s).

The Amended Bylaws also include (i) a new Section 12 of Article II that clarifies the procedures for holding virtual stockholder meetings and (ii) technical revisions to Articles IX (Exclusive Forum for Certain Litigation) made to more closely track the Maryland General Corporation Law.

The summary above is qualified in its entirety by reference to the full text of the Amended Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

MUTA Opt-Out

On October 12, 2021, following the Company’s NYSE Listing, the Company filed articles supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland, which prohibits the Company from unilaterally electing to be subject to Section 3-803 of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), commonly referred to as the Maryland Unsolicited Takeovers Act (“MUTA”). As a result of the Articles Supplementary and the Board’s previously adopted resolutions on September 20, 2021, the Company is prohibited from electing to be subject to Section 3-803 of the MGCL, which would permit InvenTrust to classify its Board without stockholder approval, and such prohibition may not be repealed unless a proposal to repeal such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by the Company’s stockholders.

The summary above is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events.

On October 12, 2021, the Company issued a press release announcing, among other things, the commencement of trading of the Company’s common stock on the NYSE.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of InvenTrust Properties Corp.

3.2	Articles Supplementary of InvenTrust Properties Corp, dated October 12, 2021

99.1	Press Release, dated October 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2021	INVENTRUST PROPERTIES CORP.

	By:	/s/ Christy L. David
Christy L. David
Executive Vice President, Chief Operating Officer, General Counsel & Secretary